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                       Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 12, 2000


                        LEVEL JUMP FINANCIAL GROUP, INC.


             (Exact name of registrant as specified in its charter)


             Florida                                           1-12023
(State or other jurisdiction of incorporation)          (Commission File No.)


         30 Broad Street
         28th Floor
         New York, New York                                   10004
(Address of principal executive offices)                   (Postal Code)


        Registrant's telephone number, including area code:(212) 344-5867


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Item 2. Acquisition or Disposition of Assets

         On October 30, 2000 the disinterested members of the board of directors of Level Jump Financial Group, Inc. ("Company") approved the sale of its wholly-owned subsidiary, thestockpage.com inc. ("thestockpage"). On October 31, 2000, ten shareholders owning 12,619,553 shares of common stock, par value $.0025 ("Common Stock"), representing 89.11% of the issued and outstanding Common Stock, approved the sale. The purchasers were Robert Landau and David Roff, two of the officers and directors of the Company ("Purchasers").

         The consideration paid for thestockpage was (i) the cancellation of 5,912,500 shares of thestockpage's exchangeable stock which was exchangeable for a like number of shares of Common Stock, (ii) the surrender for cancellation of each share of the Company's Class A Stock and Class B Stock held by the Purchasers, (iii) the cancellation of employment agreements that the Company had with each of the Purchasers, and (iv) $100 in cash.

         The sale of thestockpage was consummated on December 12, 2000.

Item 7.  Financial Statement and Exhibits

         (b)  Pro Forma Financial Information

              The financial statement information required will be filed not later than 60 days after the date of this report.

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                                 SIGNATURE PAGE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LEVEL JUMP FINANCIAL GROUP, INC.



                                                  /s/ Brice Scheschuk
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                                            Name:  Brice Scheschuk
                                            Title: Secretary

Date: January 9, 2001